[deltathree logo]

                                                                    Exhibit 99.1

For Immediate Release:


       deltathree Reports Fourth Quarter & Year End 2002 Financial Results


New York, NY - March 12, 2003 - deltathree, Inc. (NasdaqSC: DDDC), a leading provider of SIP-based hosted communications solutions for service providers and consumers worldwide, today announced financial results for the fourth quarter and year ended December 31, 2002.

                 Highlights of the Fourth Quarter 2002 Include:

o Net loss reduced 75% versus 4Q 2001 to ($0.09) per share, results in line with management's guidance.
o EBITDA loss reduced 76% versus 4Q 2001 to ($0.03) per share.
o Gross margins rose to a record 38% of revenue versus 17% in 4Q 2001.
o Quarterly cash usage reduced to approximately $800,000 with total cash and cash equivalents of $21.2 million as of year-end 2002.

Total revenues for the fourth quarter of 2002 were $3.2 million, which is in-line with revenues of $3.2 million reported for the sequential third quarter, ended September 30, 2002. In the year-over-year comparison, revenues declined slightly from the $3.4 million reported for the fourth quarter of 2001. For the full year 2002, deltathree reported total revenues of $12.9 million reflecting a decline of $2.8 million, or 18% compared to full year 2001. The decline in year-over-year revenue primarily reflects the elimination of affiliate revenue related to RSL Communications, deltathree's former majority shareholder, and the shift in deltathree's business model away from low margin, higher collection risk, carrier traffic sales.

deltathree's net loss for the fourth quarter of 2002 was $2.5 million or ($0.09) per share compared to a net loss of $10.0 million or ($0.34) per share in the fourth quarter of 2001, a 75% improvement. The fourth quarter also represents a 6% improvement over the sequential third quarter net loss of $2.7 million or ($0.09) per share.

EBITDA (earnings before interest, taxes, depreciation and amortization) loss for the fourth quarter of 2002 was $869,000 or ($0.03) per share, compared to a loss of $3.7 million or ($0.13) per share (excluding a goodwill impairment charge of $4.2 million) for the fourth quarter of 2001, a 76% improvement. On a sequential basis deltathree reported an EBITDA loss of $1.2 million or ($0.04) per share for the third quarter of 2002.

All EBITDA figures are exclusive of non-cash employee compensation charges. EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under generally accepted accounting principles. The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP.

Consistent with the recently adopted Regulation G by the SEC, the following table provides a reconciliation of EBITDA to the Generally Accepted Accounting Principles (GAAP) measure of Operating Income:


      ($ in  thousands)                         Q4 2002        Q3 2002        Q4 2001           2002           2001
                                                -------        -------        -------           ----           ----
      EBITDA:                                      ($869)       ($1,182)       ($3,685)        ($5,508)      ($18,256)
        Less:
           Non-cash compensation expense                -              -          (162)           (270)          (825)
           Impairment of Goodwill                       -              -        (4,151)               -        (4,151)
           Write-down of fixed assets                   -              -              -               -        (1,003)
           Expenses due to cancellation of
              agreement with a supplier                                                                        (3,628)
           Depreciation & Amortization            (1,653)        (1,675)        (1,632)         (6,606)        (8,996)
                                               -----------    -----------    -----------    ------------   ------------
      Operating Loss                             ($2,522)       ($2,857)       ($9,630)       ($12,384)      ($36,859)
                                               ===========    ===========    ===========    ============   ============


For fiscal year 2002, deltathree reported a net loss of $12.1 million or ($0.42) per share compared to a net loss of $35.7 million or ($1.23) per share for fiscal year 2001, an improvement of 66%. deltathree's fiscal year 2002 EBITDA loss (excluding the effects of non-cash employee compensation costs and non-recurring charges such as the impairment of goodwill, the write-down of fixed assets, and expenses due to the cancellation of a supplier agreement) was $5.5 million or ($0.19) per share compared to a EBITDA loss of $18.3 million or ($0.63) per share in fiscal year 2001.

Gross margins rose to a record high of 38% of revenue in the fourth quarter of 2002, compared with gross margins of 32% in the sequential third quarter of 2002 and 17% in the year ago period. deltathree's success in increasing gross margins is a result of the Company's focus on higher quality and more profitable revenue streams, such as deltathree's core iConnectHere and reseller businesses which accounted for a large majority of total revenues.

deltathree's quarterly cash usage in the fourth quarter of 2002 declined to approximately $800,000, down from $1.1 million in the sequential third quarter of 2002. deltathree ended the year with approximately $21.2 million in cash and short-term investments, and no outstanding debt. Cash usage for the fourth quarter of 2002 was better than expected due to working capital improvements. Management had anticipated cash usage in the range of $1.0 million to $1.5 million.

deltathree Operational Review

Shimmy Zimels, deltathree's CEO, stated, "deltathree entered 2002 with a strategic focus on industry leading product innovation, corporate financial efficiency and improving profitability. I am pleased to say that despite very challenging global economic conditions and notable constraints within the telecommunications industry, deltathree made significant progress on all these initiatives. From a product perspective we extended the depth of our SIP based family of Voice over Internet Protocol (VoIP) telephony services, including the roll out of inbound VoIP call functionality using a regular phone number. deltathree's PCPhone provides customers the functionality of a traditional telephone, plus value-added features, at a fraction of the price of conventional telephony services. In terms of financial efficiency, deltathree made consistent progress throughout 2002 in driving gross margins to a record high for two consecutive quarters, lowering our quarterly cash usage and reducing our quarterly net loss.

"While the combination of weak economic growth and slower than expected adoption rates of advanced VoIP services impacted top line revenue growth in 2002, and have extended deltathree's timeline for reaching EBITDA breakeven, we remain committed to achieving this goal. Our energies continue to focus on extending the market penetration of our core iConnectHere offering on a worldwide basis and supporting and growing our family of resellers around the globe. As consumers continue to look for high quality, low cost telephony solutions that can meet the demands of their increasingly mobile and networked lifestyles, deltathree is well positioned to serve their needs. With a highly leverageable business model, rising gross margins and a strong dedication to financial discipline, deltathree is positioned to capitalize on the long-term growth of VoIP telephony," continued Mr. Zimels.

"As we had disclosed in our previous press releases, on February 6th 2003, the Company received notice of a proposed tender offer for all outstanding shares of deltathree common stock from D3 Acquisition, Inc. Upon notification, deltathree promptly outlined definitive steps to evaluate the potential tender offer. deltathree's Board of Directors appointed a special committee of independent directors to evaluate the proposed tender offer. This special committee then engaged the services of Kaufman Bros., L.P. as a financial advisor to independently assess the proposed tender offer and explore any potential additional strategic alternatives aimed at maximizing shareholder value. While a definitive deadline has not been set for completing Kaufman Brothers assessment of strategic options, the process is well underway and we look forward to updating all our shareholders pending the completion of the process," stated Mr. Zimels.

deltathree Financial Guidance

For the first quarter of 2003, deltathree forecasts a quarterly net loss (excluding non-cash compensation and non-recurring charges) within the range of ($0.05) per share to ($0.10) per share. Quarterly cash usage for the first quarter of 2003 is forecasted to be in the range of $1.0 million to $1.5 million.

Paul White, deltathree's CFO, stated, "I am very pleased with our progress this period, which occurred in spite of a global economic slowdown that continues to negatively impact the growth of the telecommunications industry, telecom capital spending and the roll out of next generation VoIP infrastructure such as cable telephony. While we continue to make significant progress in improving gross margins, reducing quarterly operational expenses and lowering quarterly cash usage, the challenges presented by the ongoing economic and sector specific slowdowns have negatively impacted our forward looking forecasts. While these factors lead us to believe that deltathree will achieve EBITDA breakeven by fiscal year-end 2003, we remain dedicated to achieving our goal of profitability." deltathree previously forecasted reaching EBITDA breakeven during the first half of fiscal 2003.

Conference Call Details

The deltathree fourth quarter 2002 earnings conference call will be webcast live at 4:30 p.m. ET [1:30 p.m. PT] today, March 12th, 2003. Investors are invited to listen via deltathree's website, http://corp.deltathree.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate web site. Those that cannot listen via the webcast are invited to listen to the telephone replay of the presentation by dialing 1-800-475-6701 in the United States or 320-365-3844 internationally and entering reservation number 676859 beginning at 8:00 p.m. ET [5:00 p.m. PT].

About deltathree

Founded in 1996, deltathree is the leading provider of hosted, SIP-based VoIP products and services. deltathree provides private-label products, including PC-to-Phone, Phone-to-Phone, and Broadband Phone, as well as back-office services such as billing, operations management, marketing support, and network management, to service providers worldwide. deltathree's consumer division, iConnectHere, provides award-winning VoIP products directly to consumers. Our high quality Internet telephony solutions are viable and cost-effective alternatives to traditional telephone services. For more information about deltathree, visit our web site at http://corp.deltathree.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements.

Among the factors that could cause actual results to differ are the inherent uncertainty of financial estimates and projections, the competitive environment for Internet telephony, deltathree's limited operating history, changes of rates of all related telecommunications services, the level and rate of customer acceptance of new products and services, legislation that may affect the Internet telephony industry, rapid technological changes, and other risk factors contained in deltathree's periodic reports on Form 10-K and Forms 10-Q on file with the SEC and available through http://www.sec.gov.

deltathree Contact:                     Investor Relations Contact:

Paul White                              Erik Knettel
Chief Financial Officer                 The Global Consulting Group (GCG)
(212) 500-4850                          (212) 807-5057
paulw@deltathree.com                    erik.knettel@tfn.com

                                 (Tables follow)

                                DELTATHREE, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands, except per share data)

                                                                                 December 31,         December 31,
                                                                                ----------------    ------------------
                                                                                    2 0 0 2              2 0 0 1
         ASSETS

Current assets:
 Cash and cash equivalents                                                               $5,681               $13,583
 Short-term investments                                                                  15,552                14,192
 Accounts receivable, net                                                                   652                 1,092
 Prepaid expenses and other current assets                                                  760                 1,264
                                                                                ----------------    ------------------
    Total current assets                                                                 22,645                30,131
Property and equipment, net                                                               9,452                15,635
Deposits                                                                                    100                   103
                                                                                ----------------    ------------------
     Total assets                                                                       $32,197               $45,869
                                                                                ================    ==================

       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable                                                                        $2,306                $3,417
 Deferred revenues                                                                          334                   505
 Other current liabilities                                                                2,330                 2,835
                                                                                ----------------    ------------------
    Total current liabilities                                                             4,970                 6,757
                                                                                ----------------    ------------------

Long-term liabilities:
 Severance pay obligations
                                                                                            113                   191
                                                                                ----------------    ------------------

    Total liabilities                                                                     5,083                 6,948
                                                                                ----------------    ------------------

Stockholders' equity:
 Class A Common stock, par value $0.001                                                      29                    29
 Additional paid-in capital                                                             166,801               166,801
 Deferred compensation                                                                        -                  (270)
 Accumulated deficit                                                                   (139,506)             (127,429)
                                                                                ----------------    ------------------
                                                                                         27,324                39,131
Treasury Stock at cost: (257,600 shares as of December 31, 2002
  and December 31, 2001)                                                                   (210)                 (210)
                                                                                ----------------    ------------------
    Total stockholder's equity                                                           27,114                38,921

                                                                                ----------------    ------------------
    Total liabilities and stockholder's equity                                          $32,197               $45,869
                                                                                ================    ==================

                                DELTATHREE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

                                                                     Three months ended                    Year ended
                                                                        December 31,                      December 31,
                                                                ------------------------------    -----------------------------
                                                                    2002             2001            2002             2001
Revenues:
  Affiliates                                                             $ -              $ -             $ -           $1,669
  Non-affiliates                                                       3,224            3,375          12,929           13,919
                                                                -------------    -------------    ------------    -------------

Total revenues                                                         3,214            3,375          12,929           15,660
                                                                -------------    -------------    ------------    -------------

Costs and operating expenses:
  Cost of revenues                                                     2,005            2,803           8,934           13,486
  Research and development expenses                                      790            1,005           3,435            5,648
  Selling and marketing expenses                                         883            1,177           3,910            7,800
  General and administrative expenses (exclusive of
     non-cash compensation expense shown below)                          415            2,075           2,158            6,982
  Non-cash compensation expense                                            -              162             270              825
  Impairment of goodwill                                                   -            4,151               -            4,151
  Write-down of fixed assets                                               -                -               -            1,003
  Expenses due to cancellation of agreement with
     a supplier (including non-cash compensation of $1,493)                -                -               -            3,628
  Depreciation and amortization                                        1,653            1,632           6,606            8,996
                                                                -------------    -------------    ------------    -------------

Total costs and operating expenses                                     5,746           13,005          25,313           52,519
                                                                -------------    -------------    ------------    -------------

Operating loss                                                        (2,552)          (9,630)        (12,384)         (36,859)

Interest income, net                                                      73              186             448            1,677
                                                                -------------    -------------    ------------    -------------

Loss before income taxes                                              (2,449)          (9,444)        (11,936)         (35,182)

Income taxes                                                                                              141
                                                                          85              558                              552
                                                                -------------    -------------    ------------    -------------

Loss for the period                                                  $(2,534)        $(10,002)       $(12,077)        $(35,734)
                                                                =============    =============    ============    =============

Loss per share -
   basic and diluted (in US $)                                        $(0.09)          $(0.34)         $(0.42)          $(1.23)
                                                                =============    =============    ============    =============

Weighted average shares outstanding -
   basic and diluted (number of shares)                           28,898,738       29,029,061      28,888,367       29,035,319
                                                                =============    =============    ============    =============